UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 16, 2004

Date of report (Date of earliest event reported)

ENCORE MEDICAL CORPORATION

(Exact name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-26538	65-0572565
(Commission File Number)	(IRS Employer Identification No.)

9800 Metric Blvd., Austin, Texas	78758
(Address of Principal Executive Offices)	(Zip Code)

(512) 832-9500

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

Encore Medical Corporation amends Item 1, “Description of Registrant’s Securities to be Registered,” in its registration statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, on July 31, 1995, including any amendments or reports filed prior to the date hereof for the purpose of updating such description contained in the Form 8-A, as follows:

DESCRIPTION OF CAPITAL STOCK

Our certificate of incorporation provides that our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Of the authorized shares of our preferred stock, 255,000 shares have been designated as shares of our Series A Preferred Stock. The remaining 745,000 shares of our authorized preferred stock are undesignated as to series. As of May 3, 2004, 42,833,979 shares of our common stock and no shares of our preferred stock were issued and outstanding.

Common Stock

On all matters submitted to a vote of our stockholders, the holders of our common stock are entitled to one vote for each share held of record. Our certificate of incorporation does not entitle the holders of our common stock to cumulate votes. Subject to preferences that may be applicable to any then outstanding series of our preferred stock, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our board of directors out of legally available funds. Upon Encore’s liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities, subject to the prior rights of any then outstanding series of our preferred stock.

The holders of our common stock have no preemptive or conversion rights or other subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be negatively impacted by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without further action by our stockholders, to provide for the issuance of our preferred stock in one or more series and to fix the number of shares, designations, preferences, powers and relative, participating, optional or other special rights and the qualifications or restrictions on such rights. The preferences, powers, rights and restrictions of different series of our preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and purchase funds and other matters. The issuance of a series of our preferred stock could decrease the amount of earnings and assets available for distribution to holders of our common stock or affect adversely the rights and powers, including voting rights, of the holders of our common stock, and may have the effect of delaying, deferring or preventing a change in control of Encore. We have no present plans to issue any additional shares of our Series A Preferred Stock or to designate or issue any additional series of our preferred stock.

Delaware Anti-Takeover Law

Provisions of Delaware law and our certificate of incorporation and bylaws could make it more difficult for a third-party to acquire us or to remove our incumbent officers and directors. These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals because, among other things, negotiation could result in an improvement of their terms.

We are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder, unless

•	the board of directors approved the transaction in which such stockholder became an interested stockholder prior to the date the interested stockholder attained such status;

•	upon consummation of the transaction that resulted in the stockholder’s becoming an interested stockholder, he or she owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding shares owned by persons who are directors and also officers and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares will be tendered in a tender or exchange offer); or

•	on or subsequent to such date the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders.

Generally, a business combination includes a merger, consolidation, stock sale or asset sale involving 10% or more of a corporation’s assets, and other similar transactions resulting in a financial benefit to an interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns or, in the case of affiliates or associates of the corporation, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. The existence of this provision could have anti-takeover effects with respect to transactions not approved in advance by the board of directors, such as discouraging takeover attempts that might result in a premium over the market price of the common stock.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from an amendment approved by holders of at least a majority of the outstanding voting stock. Neither our certificate of incorporation nor our bylaws contain any such exclusion.

Charter and Bylaws Anti-Takeover Provisions

General. A number of provisions of our certificate of incorporation and our bylaws concern matters of corporate governance and the rights of our stockholders. Some of these provisions, as well as the ability of our board of directors to issue shares of the preferred stock and to set the voting rights, preferences and other terms of the preferred stock, may be deemed to have an anti-takeover effect and may discourage takeover attempts not first approved by our board of directors. Those provisions may also discourage takeover attempts which some of our stockholders may deem to be in their best interests.

Board of Directors. Our certificate of incorporation and bylaws do not provide for cumulative voting in the election of directors. Pursuant to our certificate of incorporation, our board of directors is divided into three classes, Class A, Class B and Class C. The classes are as nearly equal in number of directors as possible. Each director serves for a term expiring at the third annual meeting following the annual meeting at which the director was elected. As a result of the division of our board of directors into three classes and in accordance with Delaware law, our stockholders may remove members of our board of directors only for cause. Any vacancy on the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, may be filled only by the vote of a majority of the directors then in office.

The classification of our board of directors, together with the ability of our board of directors to issue additional shares of our common stock and preferred stock without further stockholder action, could delay or frustrate the removal of incumbent directors or the assumption of control by the stockholders.

Amendment of Bylaws. As permitted by Delaware law, our certificate of incorporation gives our directors the power to make, alter, amend, change, add to or repeal our bylaws. Additionally, our stockholders are entitled to amend our bylaws upon the affirmative vote of at least a majority of the shares entitled to vote at a meeting of our stockholders at which a quorum is present.

Special Meetings of Our Stockholders. Our bylaws provide that a special meeting of our stockholders may only be called by our chief executive officer, our president, our board of directors or by one or more of our stockholders who together own of record at least 30% or more of the outstanding shares of our capital stock entitled to vote at the meeting. Our bylaws provide that the written notice of every special meeting of our stockholders must include a statement of the purpose or purposes for which the meeting is to be held. These provisions may discourage or deter a potential third party from conducting a solicitation of proxies to elect their own slate of directors or otherwise attempting to obtain control of Encore. Stockholder action may not be taken by written consent in lieu of a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our bylaws provide that nominations for election to the board of directors may be made either by the board or by a stockholder who complies with specified advance notice provisions. Our bylaws contain similar advance notice provisions for stockholder proposals for action at a stockholders’ meeting. These provisions prevent stockholders from making nominations for directors and proposals from the floor at any stockholders’ meeting and require any stockholder making a nomination or proposal to give us advance notice of the names of the nominees or the stockholder proposal, together with specified information about the nominee or any stockholder proposal, before the meeting at which directors are to be elected or action is to be taken. Our secretary must generally receive the notice at least 60 days before the date of the meeting. The notice must contain, among other things, a description of the business the stockholder desires to bring before the meeting, its reasons for doing so, the name and address of the stockholder, any material interest the stockholder may have in the business and the stockholder’s beneficial ownership of our securities.

These provisions may have the effect of delaying stockholder action. Our certificate of incorporation and bylaws require the affirmative vote of the holders of at least 75% of our shares of capital stock issued and outstanding and entitled to vote to amend or repeal these provisions.

The foregoing provisions of our certificate of incorporation, bylaws and the Delaware General Corporation Law may have the effect of deferring or discouraging hostile takeovers or delaying changes in control of Encore.

Limitation on Liability of Directors and Indemnification

Our certificate of incorporation limits our directors’ personal liability to the fullest extent permitted under Delaware corporate law. Specifically, our directors are not personally liable to us or to our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided by Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derives an improper personal benefit.

Delaware law and our certificate of incorporation each provide that we will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with us against judgments, penalties, fines, settlements and reasonable expenses including reasonable attorneys’ fees. Further, any person entitled to indemnification by us also has the right, subject to certain limitations, to require us to pay or reimburse the person for all incurred expenses in advance of the final disposition of the proceeding. Our bylaws also permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification.

Listing on the Nasdaq National Market

Our common stock is quoted on the Nasdaq National Market under the symbol “ENMC.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank Minnesota N.A.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1	Certificate of Incorporation of Encore, as amended, including Certificate of Designations, Preferences and Limitations of Series A Preferred Stock Certificate of Incorporation, as amended.

3.2	By-laws of Encore.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2004	ENCORE MEDICAL CORPORATION

	By:	/s/ Harry L. Zimmerman
Harry L. Zimmerman Executive Vice President – General Counsel